UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 7, 2007

eMagin Corporation
(Exact name of registrant as specified in its charter)

Delaware	000-24757	56-1764501
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10500 N.E. 8th Street, Suite 1400, Bellevue, WA 98004
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code (425)-749-3600

Copies to:
Richard A. Friedman, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. Entry into a Material Definitive Agreement.

As previously reported on a Form 8-K that was filed with the Securities and Exchange Commission on August 10, 2007 eMagin  Corporation (the “Company”) entered into agreements, effective as of August 7, 2007, with Moriah Capital, L.P. (“Moriah”), pursuant to which the Company may borrow an amount not to exceed $2,500,000.  Such funds may be drawn down by the Company is tranches of at least $25,000 up to five times each month. In connection with the transaction, the Company issued, executed and delivered to Moriah the following:

•	A Loan and Security Agreement (the “Loan and Security Agreement”);
•	A Secured Convertible Revolving Loan Note with a principal amount not to exceed $2,500,000;
•	A Loan Conversion Agreement the “Loan Conversion Agreement”);
•	A Securities Issuance Agreement; and
•	A Post-Closing Agreement

The Loan and Security Agreement has been amended. Pursuant to Amendment No. 1 to the Loan and Security Agreement, dated as of January 30,2008 (the “Amendment”), the Loan and Security Agreement was amended and restated as follows:

“Borrowing Base” shall be calculated at any time as the sum of (i) the product obtained by multiplying the outstanding amount of Eligible Accounts, net of all taxes, discounts, allowances and credits given or claimed, by ninety percent (90%), plus (ii) the product obtained by multiplying the outstanding amount of Eligible Foreign Accounts, net of all taxes, discounts, allowances and credits given or claimed, by seventy percent (70%), plus (iii) the lesser of (A) Six Hundred Thousand Dollars ($600,000) or (B) the product(s) obtained by multiplying fifty percent (50%) by the values of Eligible Inventory as determined by Lender in good faith in its reasonably commercial judgment, based on the lower of cost or market.”

Section 1.22 of the Loan and Security Agreement was amended and restated to allow the inclusions of “Eligible Foreign Accounts” and as a result (3) of Section 1.22 of the Loan and Security was amended and restated as follows:

“(3) the account debtor’s chief executive office or principal place of business is located in the United States, unless payment of any such account debtor’s accounts is backed by a letter of credit or credit insurance acceptable to, and approved by, Lender in its sole discretion); provided, however, that, notwithstanding the foregoing, as of a particular date (“Determination Date”), Eligible Accounts shall include accounts created by Borrower in the ordinary course of its business to an account debtor located outside the United States with whom Borrower has conducted business on a regular basis prior to January 1, 2007 on the condition that no account of such account debtor has remained unpaid for a period exceeding ninety (90) days from the invoice date thereof during the twenty-four (24) -month period immediately preceding the Determination Date, and that otherwise satisfy the criteria of this Section 1.22 (such accounts referred to as “Eligible Foreign Accounts”)”.

The Company also entered into a Warrant Issuance Agreement, dated January 30, 2008. Pursuant to the Warrant Issuance Agreement, the Company and Moriah agreed that the Loan Conversion Agreement was terminated.   In addition, the Company issued Moriah a Warrant to purchase 750,000 shares of its common stock at a price of $1.50 per share. Pursuant to the Warrant Issuance Agreement, the Company agreed to file a registration statement with the Securities and Exchange Commission.

We claim an exemption from the registration requirements of the Securities Act of 1933, as amended (the "Act") for the private placement of these securities pursuant to Section 4(2) of the Act.

The foregoing description of the subscription agreement and related documents does not purport to be complete and is qualified in its entirety by reference to these agreements which are attached as exhibits to this Current Report and are incorporated into this Item by reference.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES.

See Item 1.01 above.

ITEM 9.01.  Financial Statements and Exhibits.

(c) Exhibits. The following documents are filed as exhibits to this report:

4.1	Common Stock Purchase Warrant

10.1	Amendment No. 1. to Loan and Security Agreement between Moriah Capital, L.P. and eMagin Corporation

10.2	Warrant Issuance Agreement between eMagin Corporation and Moriah Capital, L.P.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMAGIN CORPORATION

February 8, 2008	By:	/s/ Michael Fowler
Michael Fowler
Interim Chief Financial Officer

EXHIBIT INDEX

4.1	Common Stock Purchase Warrant
10.1	Amendment No. 1. to Loan and Security Agreement between Moriah Capital, L.P. and eMagin Corporation
10.2	Warrant Issuance Agreement between eMagin Corporation and Moriah Capital, L.P.

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